Exhibit 1
Form SB-2
e Nutrition, Inc.

                    ARTICLES OF INCORPORATION
                         State of Nevada
                          Office of the
                       Secretary of State
                         Capital Complex
                    Carson City, Nevada 89710
                    Telephone (702) 687-5203

Important: Read instructions on reverse side of before completing this form.
                 Type or Print (Black Ink Only)

1.   Name of Corporation:          ZACMAN ENTERPRISES, INC.
2.   Resident Agent:  (designated resident agent and his STREET
ADDRESS in Nevada where process may be served)
     Name of Resident Agent:  Gateway Enterprises, Inc.
     Street Address:     3230 E. Flamingo Road, Suite 156, Las Vegas, 89121
3. Shares: (number of shares the corporation is authorized to issue)
     Number of shares with par value: 55,000,000  Par Value:
     $.001 Number of shares without par value:  -0-
4.   Governing Board:  shall be styled as (check one)  XX
Directors  ____ Trustees
The FIRST BOARD OF DIRECTORS shall consist of ONE (1) members and the names and addresses are as follows:
DAVID N. NEMELKA  899 South Artistic Circle, Springville, Utah 84663

5. Purpose: (optional - see reverse side): The purpose for the corporation shall be:

6.    Personal Liability (pursuant to NRS 78.037): Check  one  XX
Accept ____ Decline
If   you  chose  accept,  please  check  one:   __  Limiting   XX
Eliminating
This provision eliminates or limits the personal liability of directors, officers or stockholders from damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for: (a) Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) The payments of distributions in violation of NRS 78.300.

7. Other Matters: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: number of pages attached FIVE (5).

8. Signatures of Incorporators: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

/s/ David N. Nemelka
899 South Artistic Circle, Springville, Utah 84663

Subscribed and sworn to before me this 6th day of March, 1996
/s/ Notary Public

   Certificate of Acceptance of Appointment of Resident Agent

I, Gateway Enterprises, Inc., hereby accept appointment as Resident Agent for the above named corporation.

/s/ Resident Agent                 3/6/96
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                    Articles Of Incorporation
                               Of
                    ZACMAN ENTERPRISES, INC.

      WE,  THE UNDERSIGNED natural persons of the age of eighteen
(18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following
Articles of Incorporation.

                            Article I
                              NAME

The Name of the corporation is ZACMAN ENTERPRISES, INC.

                           Article II
                            DURATION

The duration of the corporation is perpetual.

                           Article III
                            PURPOSES

The purpose or purposes for which this corporation is engaged are:

     (a) To pursue the business of consulting., Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

      (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof, to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof

     (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

      (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.
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                           Articles IV
                              STOCK

      (a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 50,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

     No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any preemptive or preferential fights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue.

      Each share of Common Stock shall be entitled to one vote at a stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

      (b) Preferred Stock. The aggregate number of share of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $. 001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

                            Article V
                            AMENDMENT

      These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

                           Article VI
                       SHAREHOLDERS RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                           Article VII
                    INITIAL OFFICE AND AGENT

      The registered office of the Corporation in the State of Nevada is 3230 E. Flamingo Road, Suite 156, Las Vegas, NV 89121.
The registered agent in charge thereof at such address is Gateway
Enterprises, Inc.

                          Article VIII
                            DIRECTORS

      The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the

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directors  are  hereby given authority to act in  such  instances without specifically numerating such potential action or instance herein.

      The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

      The number of directors constituting the initial Board of Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

NAME                ADDRESS

DAVID N. NEMELKA    899 South Artistic Circle
                    Springville, UT 84663

                           Articles IX
                          INCORPORATORS

The name and address of each incorporator is:

DAVID N. NEMELKA    899 South Artistic CIRCLE
                    Springville, UT 84663

                            Article X
      COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

      No contract or other transaction between this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

                           Article X1
               LIABILITY OF DIRECTORS AND OFFICERS

      No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct,

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fraud  or a knowing violation of law, or (ii) for the payment  of dividends in violation of NRS 78-300.

      The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

     Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

Dated this 6 day of March, 1996

/s/ David N. Nemelka


STATE OF UTAH  )
               )ss
COUNTY OF      )

     On  the  6th day of MARCH, 1996, personally appeared  before me, David N. Nemelka,
who being by me first duly sworn, declared that he was the person who signed the foregoing
document   as  incorporator  and  that  the  statements   therein
contained are true.

IN WITNESS THEREOF, I have hereunto set my hand and seal this 6th day of March, 1996

/s/ BRENDA M. HALL
NOTARY PUBLIC
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